Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-71421-00) of Knight Trading Group, Inc. of our report dated March 10, 2004 relating to the financial statements, which appears in this Form 10-K.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York

March 10, 2004